UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 12, 2013

General Electric Company
(Exact name of registrant as specified in its charter)

New York	001-00035	14-0689340
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3135 Easton Turnpike, Fairfield, Connecticut		06828-0001
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (203) 373-2211

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

(1)

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b); (c)

Effective July 1, 2013, GE has appointed Keith S. Sherin, 54, Vice Chairman GE and Chairman and Chief Executive Officer, GE Capital, succeeding Michael A. Neal, 60, who will retire as Chairman and CEO, GE Capital.  Mr. Neal will retire from his position as Vice Chairman and an executive officer of the Company at year end.

Mr. Sherin has served as Vice Chairman GE since 2007 and Chief Financial Officer of GE since 1999.   GE has appointed Jeffrey S. Bornstein, 47, to succeed Mr. Sherin as Senior Vice President and Chief Financial Officer of GE effective July 1, 2013.  Mr. Bornstein has served as Senior Vice President GE since 2007 and Chief Financial Officer of GE Capital since 2008.

Mr. Sherin and Mr. Bornstein will continue to receive salary, bonus and equity awards, and will participate in other benefit and compensation plans, at levels consistent with their seniority and scope of responsibility.

(2)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Electric Company
(Registrant)

Date: June 14, 2013	/s/ Jan R. Hauser
Jan R. Hauser
Vice President and Controller

(3)